Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) )(Post-Effective Amendment No. 36 to File No. 33-10754; Amendment No. 38 to File No. 811-04933) of Commonwealth Cash Reserve Fund, Inc. of our reports dated August 11, 2006, included in the 2006 Annual Reports to shareholders.



Philadelphia, Pennsylvania
October 25, 2006